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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-4 of The Limited, Inc. of our report dated February 27, 2001 relating to the financial statements, which appears in Intimate Brands, Inc.'s 2000 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended February 3, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/  PricewaterhouseCoopers LLP
Columbus, Ohio

February 27, 2002